PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	August 2,	August 3,
	2015	2014
Cash flows from operating activities:
Net income	$34,709	$25,336
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	61,465	58,412
Gain on acquisition	-	(16,372)
Changes in assets and liabilities and other	(4,347)	(5,538)

Net cash provided by operating activities	91,827	61,838

Cash flows from investing activities:
Purchases of property, plant and equipment	(80,107)	(58,278)
Cash from acquisition	-	4,508
Other	(283)	(759)

Net cash used in investing activities	(80,390)	(54,529)

Cash flows from financing activities:
Repayments of long-term borrowings	(7,152)	(27,432)
Payment of deferred financing fees	-	(336)
Proceeds from share-based arrangements	2,375	1,043
Other	(171)	(597)

Net cash used in financing activities	(4,948)	(27,322)

Effect of exchange rate changes on cash	(7,856)	736

Net decrease in cash and cash equivalents	(1,367)	(19,277)
Cash and cash equivalents, beginning of period	192,929	215,615

Cash and cash equivalents, end of period	$191,562	$196,338

Noncash net assets from acquisition	$-	$110,211